UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of earliest event reported: September 18, 2017
Date of Report: September 22, 2017

Hooper Holmes, Inc.
(Exact name of registrant as specified in its charter)

New York	001-09972	22-1659359
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

560 N. Rogers Road, Olathe, KS	66062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 764-1045

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2017, Hooper Holmes, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Employment Agreement dated March 14, 2016 (the “Agreement”) between the Company and Steven Balthazor, the Company’s Chief Financial Officer (“CFO”). The Amendment reflects the Company’s succession plan for Mr. Balthazor, who has agreed to remain as the Company’s CFO through the filing of its Quarterly Report on Form 10-Q for the third quarter ending September 30, 2017, which the Company anticipates filing in mid-November 2017.
The Company has designated Kevin Johnson, 47, as its choice to assume the CFO position upon Mr. Balthazor’s departure. Mr. Johnson joined the Company on September 11, 2017 in the role of Senior Financial Advisor, in which position he will work with the Company until he succeeds to the office of CFO. Mr. Johnson served as the CFO of MobileAware, a privately held technology company, from 2016 to 2017, and as Vice President, Corporate Controller, and Head of Operations at Imprivata, Inc., a provider of information technology security and identity solutions to the healthcare industry, from 2012 to 2016. Imprivata was listed on the NYSE during Mr. Johnson’s tenure but was acquired and became privately held in September 2016.
Pursuant to the Amendment, Mr. Balthazor’s Agreement will remain in effect in all respects, with the following modifications:

•	Mr. Balthazor will remain with the Company as a Senior Advisor from the time he ceases to serve as CFO through December 31, 2017 or such other date as he and the Company may mutually agree.

•	His compensation will remain unchanged during his service as a Senior Advisor.

•
Following his termination as contemplated by the Amendment, he will be entitled to the severance described in the Agreement for a termination without cause and will receive any bonuses earned through the date of his termination even if they are paid out after his departure.

•	All of his outstanding stock options that have vested on or before his termination date will be exercisable for six months after his termination.

•
All of his outstanding stock options that are not vested as of his termination date but which vest based on a performance condition measured over a period ending on or before his termination date will continue in effect until the Company makes a vesting determination under the terms of the applicable plan or award agreement. Any such options will remain exercisable for six months after the date of the vesting determination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOPER HOLMES, INC.

Dated: September 22, 2017	By:	/s/ Henry Dubois
Henry Dubois, CEO